 Exhibit 10.3

OUTSIDE DIRECTOR

Form of

Stock Option

Granted by

The Bancorp, Inc.

under the

THE BANCORP, INC.

2020 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Equity Incentive Plan (the “Plan”) of The Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. Copies of the Plan and prospectus have been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1.	Name of Participant: __________________________________

2.	Date of Grant, : ______________________________________

3.	Total number of shares of Company common stock, $1.00 par value per share, that may be acquired pursuant to this Option: _________________________________________
(subject to adjustment pursuant to Section 10 hereof).

•	This is a Non-Qualified Option.

4.	Exercise price per share: $___________ (subject to adjustment pursuant to Section 10 below)

5.	Expiration Date of Option: _____________, 20___ .

6.	Vesting Schedule. Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

7.	Exercise Procedure.

This Option may not be exercised at any time on or after the Option’s expiration date.

7.1	Delivery of Notice of Exercise of Option. This Option shall be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

(i)	by tendering, either actually or by attestation, shares of Stock valued at Fair Market Value as of the day of exercise;

(ii)	by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

(iii)	by a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and if applicable, any minimum required tax withholding);

(iv)	by personal, certified or cashier’s check,

(v)	by other property deemed acceptable by the Committee; or

(vi)	by any combination thereof.

7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1(r) of the Plan.

8.	Delivery of Shares.

8.1	Delivery of Shares. Delivery of shares of Stock upon the exercise of this Option shall be subject to the following:

(i)	Delivery of shares of Stock shall comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(ii)	The issuance of shares of Stock pursuant to the exercise of this Option may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

9.	Change in Control.

9.1	In the event of an Involuntary Termination following a Change in Control, all Options held by the Participant shall become fully vested and exercisable (subject to the expiration provisions otherwise applicable to the Option) and shall be exercisable for a period of one year following the Participant’s Involuntary Termination following a Change in Control, as set forth in Section 4.1 of the Plan. In addition, the Committee can determine, prior to the effective date of a Change in Control, to require Options to be cancelled for a cash payment in accordance with Section 3.4 of the Plan.

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9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.	Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)	Death. Vested Options may be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier. This Option will become fully vested as to all shares subject to an outstanding Award, whether or not then exercisable, on the one year anniversary of the Participant’s Termination of Service by reason of the Participant’s death.

(ii)	Disability. Vested Options may be exercised by the Participant for a period of one (1) year from the date of Disability, subject to termination on the expiration date of this Option, if earlier. This Option will become fully vested as to all shares subject to an outstanding Award, whether or not then exercisable, on the one year anniversary of the Participant’s Termination of Service by reason of the Participant’s Disability.

(iii)	Retirement. Vested Options may be exercised by the Participant for a period of one (1) year from the date of Retirement, subject to termination on the expiration date of this Option, if earlier. This Option will become fully vested as to all shares subject to an outstanding Award, whether or not then exercisable, on the one year anniversary of the Participant’s Termination of Service by reason of the Participant’s Retirement. “Retirement” shall have the meaning set forth in Section 8.1(cc) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Options that have not been exercised will expire and be forfeited.

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(v)	Other Termination. If the Participant’s Service terminates for any reason other than due to death, Disability, Retirement, Involuntary Termination following a Change in Control or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

12.	Miscellaneous.

12.1	No Option shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3	Except as otherwise provided by the Committee, Options under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee shall have the discretion to permit the transfer of Options under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such Immediate Family Members or to charitable organizations, and, provided, further, that such transfers are not made for consideration to the Participant.

12.4	This Option shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

12.5	This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the Service of the Company or any subsidiary.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

THE BANCORP, INC.
By:
Name:
Date:	Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2020 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2020 Equity Incentive Plan.

PARTICIPANT

Date:	Name (print):

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EXHIBIT A

NOTICE OF EXERCISE OF OPTION
(BY OUTSIDE DIRECTORS)

I hereby exercise the stock option (the “Option”) granted to me by The Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and The Bancorp, Inc. 2020 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_________ per share.

Enclosed please find (check one):

___	Cash, personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

___	My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full/partial payment of the purchase price.*

___	Please sell ______ shares from my Option shares through a broker in full/partial payment of the purchase price.

___	By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and if applicable, any minimum required tax withholding).

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___ investment

___ resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.
Participant’s signature

*       If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

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